EX-99.B-77G

SUB-ITEM 77G: Defaults on senior securities

1.	Spring Hill Golf Corporation

Waddell & Reed Advisors Municipal High Income Fund

$75,000 5.750% Spring Hill Kansas Certificate Participation Bonds due 01/15/06
CUSIP 84965MAC2
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $271
Total amount of default is $20,305

Waddell & Reed Advisors Municipal High Income Fund

$270,000 6.250% Spring Hill Kansas Certificate Participation Bonds due 01/15/13
CUSIP 84965MAE8
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $138
Total amount of default is $37,266

Waddell & Reed Advisors Municipal High Income Fund

$325,000 6.375% Spring Hill Kansas Certificate Participation Bonds due 01/15/20
CUSIP 84965MAF5
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $191
Total amount of default is $62,010

Waddell & Reed Advisors Municipal High Income Fund

$4,470,000 6.500% Spring Hill Kansas Certificate Participation Bonds due 01/15/28
CUSIP 84965MAG3
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $326
Total amount of default is $1,455,919

2.	Simmons Bedding Co

Waddell & Reed Advisors High Income Fund

$7,412,000 7.875% Simmons Bedding Co bonds due 01/15/14
Cusip 828709AF2
This is a monetary default, with the default date of January 15, 2009
Amount of default per $1,000 face amount is $95
Total Amount of default is $705,298

3.	Illinois Hlth Facs Auth

Waddell & Reed Advisors Municipal High Income Fund

$2,600,000 6.90% Illinois Hlth Facs Auth bonds due 11/15/33
Cusip 45200PZS9
This is a monetary default, that halted on May 19, 2009
Amount of default per $1,000 face amount is $60
Total Amount of default is $156,975

4.	Inn of the Mountain Gods

Waddell & Reed Advisors High Income Fund

$7,350,000 12.00% Inn of the Mountain Gods bonds due 11/15/10
Cusip 45771VAB9
This is a monetary default, with the default date of June 15, 2009
Amount of default per $1,000 face amount is $105
Total Amount of default is $771,750